UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2022 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022 Ritchie Bros. Auctioneers Incorporated (the “Company”) announced the appointment of Eric Jacobs, 55, as the Company’s Chief Financial Officer effective June 6, 2022.

Mr. Jacobs brings extensive senior executive leadership experience in digital marketplaces to Ritchie Bros. Most recently, Mr. Jacobs served as Chief Financial Officer at Wheels Up Experience Inc., an industry-leading marketplace for private aviation. Prior to Wheels Up, Mr. Jacobs served as Senior Vice President, Corporate Development of Cox Automotive, Inc., from 2016 to 2017, and Executive Vice President, Chief Financial & Administrative Officer of Dealertrack Technologies, Inc., collectively, the largest marketplace and leading provider of SaaS solutions to the U.S. retail automotive industry. Mr. Jacobs also served as Senior Vice President, General Counsel of Dealertrack and President of Dealertrack Canada. In addition to Dealertrack, the Cox Automotive group includes brands such Manheim Auctions, Kelley Blue Book and Autotrader. Prior to Dealertrack, Mr. Jacobs was an attorney focusing on corporate mergers & acquisitions and securities law at O'Melveny & Myers LLP, and an audit manager at KPMG LLP. He holds a J.D. with honors from Rutgers School of Law-Newark and a B.S. in Business Administration with a major in Accounting from Rider University. Mr. Jacobs will hold the office of Chief Financial Officer until his successor for such role shall be duly appointed and qualified, or until his earlier resignation or removal. In his role as Chief Financial Officer, Mr. Jacobs will serve as the Company’s principal financial officer and principal accounting officer.

A copy of the press release announcing Mr. Jacobs’ appointment is attached as Exhibit 99.1 to this report.

In connection with Mr. Jacobs’ appointment as Chief Financial Officer, Ritchie Bros. Auctioneers (Canada) Ltd. (the “Employer”) and Mr. Jacobs entered into an employment agreement (the “Employment Agreement”) on May 31, 2022, with a commencement date of June 6, 2022. Under the terms of the Employment Agreement, Mr. Jacobs is entitled to: (i) an annual base salary of USD $575,000; (ii) an annual bonus opportunity (an “STI Bonus”) with a target amount equal to 100% of his base salary (with a maximum payout opportunity of 200% of base salary) consistent with the terms of the Company’s Short-Term Incentive Bonus Plan (the “STI Plan”); and (iii) an annual long-term incentive grant (“LTI Grant”) equal to 300% of his base salary to be comprised 50% of performance share units and 50% of stock options, and (iv) certain other benefits and perquisites. The performance share units will generally vest on the third anniversary of their grant date based on pre-established performance criteria, and the options will vest in three equal installments on the first, second and third anniversaries of the grant date. For 2022, Mr. Jacobs’ STI Bonus is guaranteed to be not less than USD $575,000, subject to continued employment, and Mr. Jacobs’ LTI Grant will have an economic value of USD $1,725,000, with the actual number of performance share units and stock options to be granted to be determined by reference to the Black-Scholes value and the volume weighted average price of the Company’s common shares for the 20 trading days immediately preceding the grant date, respectively; provided however that Mr. Jacobs will receive no less than 15,875 performance share units and 59,483 stock options, being that number of performance share units and stock options that Mr. Jacobs would have received if the grant was made on March 15, 2022, being the date other executives received their 2022 LTI Grant. The stock options will vest in three equal parts on March 15 of 2023, 2024 and 2025, and the performance share units will vest on March 14, 2025.

In addition to the above, Mr. Jacobs will receive:

•	A special one-time equity growth grant having an economic value of USD $1,725,000 that is a 50/50 split of stock options and performance share units, consisting of (i) 31,804 stock options with an exercise price of USD $80.00 (tranche 1), 39,276 stock options with an exercise price of $90.00 (tranche 2), and 48,077 stock options with an exercise price of $100.00 (tranche 3), in each case, to be granted on or about June 6, 2022, vesting 100% on the third anniversary of the grant date, and expiring on August 12, 2027 subject to early termination; and (ii) 14,574 PSUs to be awarded on or about June 6, 2022, which shall vest and become payable on August 11, 2024 at a range of 0% to 200% of target, based on relative total shareholder return of the Company as compared to the S&P 500 index members, for the performance period August 12, 2021 to August 11, 2024; and

•	A sign-on grant having an economic value of USD $3,000,000, and comprised entirely of performance share units (the “SOG PSUs”). The number of SOG PSUs to be granted will be determined by reference to the volume weighted average price of the Company’s common shares for the 20 trading days immediately preceding the grant date; provided however that Mr. Jacobs will receive no less than 55,218 SOG PSUs, being that number of SOG PSUs that Mr. Jacobs would have received if the grant was made on March 15, 2022, when other executives received their 2022 LTI Grant. The SOG PSUs will vest in March 2025, on the same date as performance share units granted to other executives as part of the normal 2022 grant cycle. Mr. Jacobs will also be eligible for a sign-on cash bonus in the amount of USD $250,000, less appropriate withholdings.

The Employer may terminate Mr. Jacobs for “cause,” as defined in the Employment Agreement, without any payment in lieu thereof, with at least 30 days’ notice, subject to a cure period of 15 days, in certain circumstances. Mr. Jacobs may terminate his employment for “good reason,” as defined in the Employment Agreement, with at least 60 days’ prior written notice, subject to a cure period of 30 days. Mr. Jacobs may also resign his employment under the Employment Agreement with three months’ notice.

If Mr. Jacobs’s employment is terminated without “cause” or with “good reason,” Mr. Jacobs will be entitled to:

•	Eighteen (18) months’ base salary and STI Bonus at target;

•	All equity awards will be governed by the terms of the relevant plan;

•	An STI Bonus for the year of termination of employment, pro-rated based on the number of days in the year prior to the termination date;

•	A cash payment equal to the at-target value of any unvested portion of the SOG PSUs, after giving effect to the pro-rated vesting provisions upon termination; and

•	Continued extended health and dental benefits coverage at active employee rates until the earlier of the first anniversary of the termination of Mr. Jacobs’ employment or the date on which he begins new full-time employment;

in each case, conditioned on Mr. Jacobs signing, and not revoking, a full and general release of any and all claims against the Employer and its affiliates, among others.

Under the Employment Agreement, Mr. Jacobs is prohibited from soliciting an employee of Employer to leave their employment with Employer or soliciting certain clients or customers of the Employer during a period of 12 months following termination. Further, the Employment Agreement prohibits Mr. Jacobs from competing against the Employer in Canada or the United States for a period of 12 months following termination. The Employment Agreement also prohibits Mr. Jacobs from disclosing confidential information relating to the Employer.

Contemporaneously with entry into the Employment Agreement, the Employer and Mr. Jacobs entered into a change of control agreement (the “Change of Control Agreement”). For purposes of the Change of Control Agreement, a “change of control” means:

(i)	a person, or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the voting shares of the Company;

(ii)	a person, or group of persons acting jointly or in concert, holding at least 25% of the voting shares of the Company and being able to change the composition of the Board of Directors by having the person’s, or group of persons’, nominees elected as a majority of the Board of Directors of the Company;

(iii)	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or

(iv)	a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Company (a “Business Combination”), unless following such Business Combination the Company beneficially owns all or substantially all of the Employer’s assets either directly or through one or more subsidiaries.

A “double trigger” event requires a change of control and either termination of Mr. Jacobs employment with the Employer (i) by the Employer without “cause,” as defined in the Change of Control Agreement, upon a change of control or within two years following a change of control; or (ii) by Mr. Jacobs for ”good reason”, as defined in the Change of Control Agreement, upon a change of control or within one (1) year following a change of control. Upon a “double trigger” event, Mr. Jacobs will be entitled to a lump sum cash amount equal to the aggregate of one and one-half (1.5) times base salary; one and one-half (1.5) times at-target STI Bonus; one and one-half (1.5) times the annual premium cost that would be incurred by the Employer to continue to provide to Mr. Jacobs all health, dental and life insurance benefits provided to Mr. Jacobs immediately before the termination date; the earned and unpaid base salary and vacation pay to the termination date; and an amount calculated by dividing by 365 Mr. Jacobs’ target bonus under the STI Bonus for the fiscal year in which the termination date occurs, and multiplying that number by the number of days completed in the fiscal year as of the termination date. In addition, Mr. Jacobs will continue to have all rights under the applicable stock option and performance share unit plans and agreements with respect to outstanding stock options and performance share units. The Change of Control Agreement also provides that no payments will be made unless Mr. Jacobs signs, and does not revoke, a full and general release of any and all claims against the Employer and its affiliates, among others.

The Company and Mr. Jacobs also entered into an indemnity agreement contemporaneously with entry into the Employment Agreement, pursuant to which the Company agreed to indemnify Mr. Jacobs in connection with claims and proceedings involving his service as an officer or director of the Company and its subsidiaries.

Mr. Jacobs has no family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Mr. Jacobs does not have a material interest, direct or indirect, in any other transaction or proposed transaction with the Company involving an amount exceeding $120,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	News release, dated June 2, 2022 issued by Ritchie Bros. Auctioneers Incorporated
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2022	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary